Exhibit 10.2
FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
     This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of June 22, 2006 by and between SUN MICROSYSTEMS, INC., a Delaware corporation (“Seller”) and BIOMED REALTY, L.P., a Maryland limited partnership (“Buyer”).
RECITALS
     A. Buyer and Seller are the parties to that certain Purchase and Sale Agreement entered into as of June 7, 2006 (the “Agreement”). Capitalized terms used herein without definition shall have the meanings specified in the Agreement.
     B. Buyer and Seller desire to amend the Agreement in certain respects, as more specifically set forth below.
AGREEMENT
     In consideration of the mutual covenants set forth herein, Buyer and Seller agree as follows:
     1. Amendment to Due Diligence Period. The Due Diligence Period shall end at 1:00 p.m. Pacific Time on June 23, 2006.
     2. Miscellaneous. Except as set forth herein, the Agreement shall continue in full force and effect. This Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

SELLER:		BUYER:

Sun Microsystems, Inc., a Delaware corporation		BioMed Realty, L.P., a Maryland limited partnership

By:	/s/ CHARLES C. BARRY	By:	/s/ ALAN D. GOLD

Printed Name: Charles C. Barry		Printed Name: Alan D. Gold
Title:	Senior Director	Title:	President and CEO